OPTION AGREEMENT


     THIS OPTION AGREEMENT ("Agreement") is made and entered into this 28th day of October, 1998 ("Execution Date") by and between Bishop Powers, Ltd., a
Colorado limited partnership ("Seller") and Creekside Apartments, LLLP, a Colorado limited liability limited partnership ("Buyer"). Seller and Buyer may be termed individually the "Party" and collectively the "Parties."

                                    RECITALS:

     A. Seller is the owner of certain real property located in the County of El Paso, State of Colorado located appurtenant to Powers Boulevard between Galley Road and Palmer Park in Colorado Springs, CO, specifically described on Exhibit A attached hereto and incorporated herein by this reference ("Property").

     B. The Property is currently zoned as PBC. Buyer desires to have the Property rezoned as R-5 or PUD for the purpose of developing the Property and constructing thereon a 350 unit residential apartment complex with amenities.

     C. Seller is desirous of granting to Buyer, and Buyer is desirous of obtaining from Seller, the exclusive, irrevocable right and option to buy the Property, subject to the terms below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE; REZONING

     Section 1.01. Purchase and Sale Option. Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby grants and conveys to Buyer the exclusive irrevocable right and option to purchase the Property ("Option").

     Section 1.02. Term of Option. The term of the Option ("Term") shall commence on the Execution Date and shall end upon the earliest to occur of (i) 2 years from the Execution Date; or (ii) any non-appealable decision by the City Council for the City of Colorado Springs, CO to rezone the Property from PBC to R-5 or PUD status (such event is called "Rezoning of the Property"), unless the Option is earlier terminated pursuant to the provisions of this Agreement or further extended by agreement of the Parties.

     Section 1.03. Exercise of the Option. On or before expiration of the Term of the Option and provided successful Rezoning of the Property has occurred. Buyer may exercise the Option by delivering to Seller written notice in accordance with the provisions of this Agreement ("Exercise Notice").

     Section 1.04. Breach of Agreement. Should Buyer fail to deliver the Exercise Notice within the Term for any reason other than the default of Seller, the Option granted herein shall terminate in its entirety, both Parties shall be released from any and all obligations hereunder, and the Option Consideration (as defined below) shall be retained by Seller. If the Option is so terminated, Buyer hereby covenants and agrees to quitclaim to Seller all of its right, title and interest in and to all of the Property not theretofore purchased hereunder. Concurrent with the execution of this Agreement, Buyer shall execute, acknowledge and deliver to the title company selected by the Parties ("Title Company") a quit claim deed conveying to Seller the Property. Such deed shall be held in escrow by the Title Company in accordance with escrow instructions to be executed by Seller and Buyer to implement the provisions of this Section 1.04 such that the deed will be re-delivered to Seller if Buyer defaults under this Agreement.

     Section 1.05. Authority to Rezone Prior to Exercise of Option. Notwithstanding anything contained herein to the contrary, Seller hereby authorizes Buyer, prior to the exercise of the Option during the Term, to take whatever actions Buyer deems reasonable and prudent in connection with Rezoning of the Property, and the preparation and submittal to the City of Colorado Springs, CO of a development plan, plat map and rezoning application. The preparation and submittal of the development plan and plat map will be independent but contemporaneous with Rezoning of the Property. Buyer shall be responsible for all costs and expenses and satisfy all requirements and conditions in connection with preparation and submittal of the development plan, plat map and Rezoning of the Property, including the payment of any development and/or drainage fees and the posting of any letters of credit required by the City of Colorado Springs, CO.

                                   ARTICLE II
                            PURCHASE OF THE PROPERTY

     Section 2.01. Purchase of the Property. Upon exercise of the Option in accordance with Article I hereinabove, Buyer shall purchase from Seller, and Seller shall sell and convey to Buyer, the Property in accordance with the terms and conditions contained in this Article II.

     Section 2.02. Purchase Price of the Property. The total purchase price to be paid by Buyer to Seller in exchange for a fee simple interest in and to the Property shall be an amount equal to an 80% limited partnership interest in and to Buyer, which, for purposes of this Agreement, shall be valued at $1,600,000 ("Purchase Price").

     Section 2.03. Option Consideration. Concurrent with the execution of this Agreement. Buyer shall deliver to Seller the sum of $1,000 ("Option Consideration"). If Buyer defaults under this Agreement before the Purchase Price has been paid, the Option Consideration shall be retained by Seller as consideration for the granting of the Option to purchase the Property pursuant to this Agreement. If the Buyer exercises the Option as provided herein. or this Agreement is terminated for reasons other than Buyer's default, the Option Consideration shall be returned to Buyer.

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

     Section 2.04. Closing Adjustments. General real property taxes and special assessments for the Property purchased at Closing for the year in which Closing occurs shall not be apportioned between the Parties based upon the most recent levy and assessment, and which shall be paid by Buyer. Buyer shall pay all documentary fees and recording fees. Buyer and Seller each shall pay 1/2 of the Title Company's closing fee.

     Section 2.05. Place and Time of Closing. Closing shall take place at the offices of the Title Company no later than 60 days after Buyer exercises the Option ("Closing"). The Purchase Price shall be paid by Buyer to Seller at Closing in the form of a credit pursuant to, and in accordance with, a limited partnership agreement evidencing Seller's partnership interest in and to the Buyer.

     Section 2.06. Seller's Deliveries at Closing. At Closing, Seller shall deliver to Buyer and/or the Title Company, as appropriate, the following:

          A. A duly executed and acknowledged special warranty deed. Such deed shall convey the subject Property in as-is condition (except for warranties of title) to Buyer free and clear of all taxes, except the general real property taxes and special improvement assessments for the year of Closing, and free and clear of all liens then due and payable for special improvements installed as of the date of this Agreement, and free and clear of all liens and encumbrances, security interests, demands or claims of any kind whatsoever by Seller or any third person or anyone else, subject to the permitted exceptions in existence at Closing ("Deed"). Buyer shall order, and be responsible for, all costs associated with issuance of an owner's extended coverage title insurance policy;

          B. At Closing, copies of resolutions adopted by Seller authorizing Seller to execute and deliver this Agreement and to consummate the sale of the Property. Such resolutions shall be certified by the secretary of Seller as having been duly adopted by Seller's board of directors and not having been revoked or terminated;

          C. Such agreements or statements concerning claims for mechanic's liens as may be required by Buyer or the Title Company;

          D. Any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement;

          E. Such documentary and other evidence as may be reasonably required by Buyer or the Title Company evidencing the status and capacity of Seller, and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with this Agreement; and

          F. An affidavit evidencing Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code; Seller shall furnish to Buyer a sworn Affidavit stating under penalty of perjury that Seller is not a

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"foreign person," as such term is defined in Section  1445(f)(3) of the Internal
Revenue Code of 1954, as amended ("Code"), or such evidence that Buyer is not required to withhold taxes from the purchase price under Section 1445(a) of the Code as Buyer may reasonably determine to meet the requirements of Section 1445(b)(4) and Section 1445(b)(5) of the Code. Seller shall also execute and deliver such evidence as is required by the Title Company to satisfy the requirements of Section 39-22-604.5 of the Colorado Revised Statutes.

     Section 2.07. Buyer's Deliveries at Closing. At Closing, Buyer shall deliver to Seller the following:

          A. The Purchase Price in the manner set forth in this Agreement, adjusted for closing costs;

          B. Copies of resolutions adopted by Buyer authorizing Buyer to execute and deliver this Agreement and to consummate the purchase of the Property. Such resolutions shall be certified by the general partner of Buyer as having been duly adopted by Buyer's members and not having been revoked or terminated;

          C. Such documentary and other evidence as may be reasonably required by Seller or the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with this Agreement;

          D. Such agreements or statements concerning claims for mechanic's liens arising out of Buyer's actions as may be required by the Title Company; and

          E. All other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement.

                                   ARTICLE III
                                  DUE DILIGENCE

     Section 3.01. Minimize Costs and Expenses. Buyer and Seller acknowledge there will be certain costs and expenses incurred by Buyer in connection with Buyer's investigation of the Property prior to the Rezoning of the Property. Buyer and Seller acknowledge that Buyer intends to minimize such costs and expenses until Rezoning of the Property is probable.

     Section 3.02. Prior to Submittal. Buyer shall have until submission to the City of Colorado Springs. CO of Buyer's application to rezone the Property development plan and plat mat ("Submittal") to review the following matters affecting the Property:

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


          A. Any soils condition report and an existing environmental assessment report on the Property in Seller's possession or control;

          B. Topographic maps, grading plans, development plans, master plans and all other related materials relevant to development of the Property presently in Seller's possession or control, including a map showing the general location of adjacent utility lines and stubouts and any initial site plan development work caused or performed by Buyer;

          C. Any other information relating to, or arising out of, the Property in Seller's possession; and

          D. Current updated title commitment and underlying documentation (all of the items in Paragraphs A through D are collectively called "Investigation Information").

     Seller is not aware of any inaccuracies in any of the Investigation Information, but is not making any representations or warranties with respect to the contents of the Investigation Information. Buyer shall be responsible to verify the accuracy of any information in the investigation Information.

     If Buyer provides Seller with written disapproval of the feasibility of the Property for any item or matter disclosed in the Investigation Information on or before 5:00 p.m., Mountain Time, on or before Submittal, this Agreement shall automatically terminate.

     Section 3.03. Subsequent to Submittal. Subsequent to Submittal, but prior to exercise of the Option, Buyer shall have the right, at its sole risk and expense, to enter upon the Property for the purposes of inspection and making such tests, staking and preliminary development work, as Buyer shall deem advisable, including soils report, environmental Phase I audit report, engineering report, foundation and structural reports and analyses.

     If Buyer provides Seller with written disapproval of the feasibility of the Property other than those items disclosed in the Investigation Information subsequent to Submittal but prior to Rezoning of the Property, this Agreement shall automatically terminate.

     Section 3.04. Indemnity. Buyer hereby agrees to indemnify and hold Seller harmless from any mechanics' liens or other claim or liability resulting from Buyer's activities on the Property pursuant to the provisions of this Article III.

                                   ARTICLE IV
                               USE OF THE PROPERTY

     Section 4.01. Seller's Use of the Property.

          A. From and after the date of Seller's execution hereof, until termination by this Agreement. Seller shall not grant or convey any easement. lease. license. permit, right or any other legal or beneficial interest in the

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


Property without the prior written consent of Buyer, except those customarily required in connection with the rezoning of the Property and platting of the Property which do not interfere with Buyer's ability to develop the Property for its intended use.

          B. Seller agrees to consult with Buyer and to make any reasonable changes requested by Buyer with respect to the final development plan, including grading, streets, phasing and infrastructure.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 5.01. Representations and Warranties. Seller represents that as of the date hereof and as of the Closing:

          A. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a breach under any contract or agreement to which Seller is a Party or by which Seller is bound or affected which affects the Property or any part thereof.

          B. Seller has not been notified of any pending condemnation or similar proceedings affecting the Property, or any part thereof, or any pending or
threatened   litigation  or  other  legal  administrative  claim  affecting  the
Property.

          C. Seller has not granted to any party, other than Buyer hereunder, any option, contract, or other agreement with respect to a purchase or sale of the Property or any portion thereof or any interest therein.

                                   ARTICLE VI
                                DEFAULT; REMEDIES

     Section 6.01. Default. Time is of the essence hereof, and if any payment or any other covenant or agreement hereof is not made, tendered or performed as herein provided, there shall be the following remedies:

          A. In the event a payment or any other agreement hereof is not made, tendered or performed by Buyer. Seller shall give Buyer written notice of such failure ("Default Notice") and if Buyer fails to cure such default within 10 days after its receipt of such Default Notice, this Agreement shall be null and void and of no further force and effect. Thereupon, Buyer shall quitclaim to Seller all of its right, title and interest in and to the Property not theretofore purchased hereunder, both Parties hereto shall be released from all further obligations hereunder with respect to the Property not purchased as of said date. and the Option Consideration shall be retained by Seller as liquidated damages, as Seller's sole and exclusive remedy hereunder.

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

          B. If Seller fails to perform any covenant, agreement or condition hereof as provided herein, Buyer shall give Seller a Default Notice. If Seller fails to cure such default within 10 days after its receipt of the Default Notice, then Buyer may, at its election, treat this Agreement as terminated, and the Option Consideration shall be returned to Buyer; provided, however, that Buyer may, at its election, treat this Agreement as being in full force and effect with the right to an action for specific performance and/or damages, which shall be limited to the sum of $200,000, or both.

                                   ARTICLE VII
                        PROVISIONS OF GENERAL APPLICATION

     Section 7.01. Commissions. Seller and Buyer agree to indemnify and hold the other harmless against any and all claims based in whole or in part on any act of the other for commissions, fees, or other compensation claimed by a real estate broker or other third party.


     Section 7.02. Condemnation. In the event any portion of the Property shall be taken in condemnation or under the right of eminent domain after the date of Seller's execution hereof and before the respective Closing for such portion of the Property, this Agreement, only insofar as any portion of the Property which is so affected is concerned, at the option of Buyer, may either: (a) be declared null and void and all payments or deposits made hereunder with respect to the affected portion of the Property shall then immediately be returned to Buyer; or
(b) the proceeds received from such condemnation or right of eminent domain proceeding shall be applied against and reduce the purchase price hereunder of the affected portion of the Property.

     Section 7.03. Further Instruments. Each Party hereto shall from time to time execute and deliver such further instruments as the other Party or its counsel may reasonably request to effectuate the intent of this Agreement, including but not limited to, documents necessary for compliance with the laws, ordinances, rules or regulations of any applicable governmental authorities.

     Section 7.04. Governing Law. The Parties hereto hereby expressly agree the terms and conditions hereof, and the subsequent performance hereunder, shall be construed and controlled by the laws of the State of Colorado.

     Section 7.05. Headings. Article and section headings used in this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     Section 7.06. Possession. Exclusive possession of each portion of the Property shall be delivered to Buyer on the respective Closing therefor, free and clear of any leases or tenancies.

     Section 7.07. Entire Agreement - Alteration or Amendment. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. Any and all prior agreements, whether written or oral, are

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superseded hereby and are deemed null and void and of no effect. The Parties are not bound by any agreements, understandings, conditions or inducements otherwise than are as expressly referenced, set forth, or stipulated hereunder. No change, alteration, amendment, modification or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the Parties hereto.

     Section 7.08. Assignment. This Agreement shall be binding upon, and inure to the benefit of, Seller and Buyer and their respective permitted successors and assigns. This Agreement shall not be assignable by Buyer or Seller without the prior written consent of the other.

     Section 7.09. Notices. All notices provided for hereunder shall be deemed given and received (a) when personally delivered; or (b) 48 hours after the same are deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the applicable Party at the address indicated below for such Party, or as to each Party, at such other address as shall be designated by such Party in a written notice to the other
Party:

     TO SELLER:          Bishop Powers, Ltd.
                         716 College View Drive
                         Riverton, WY 82501
                         Attn: Robert E. Thrailkill/John A. Alsko

     TO BUYER:           Creekside Apartments, LLLP
                         102 No. Cascade Ave., 5th Floor
                         Colorado Springs, CO 80903
                         Attn: Stephen P. Engel.

     Section 7.10. Survival: Conditions Precedent: Consent. Agreements, representations, covenants. and warranties on the part of both Parties contained in this Agreement or any amendment or supplement hereto shall survive the Closing and deliveries of deeds hereunder and shall not be merged thereby, and, in addition to any effect any of same have in law or in equity, all of same will be deemed to be conditions precedent to performance by the Parties hereunder, whether so expressed or not. The Party for whose benefit a condition exists may unilaterally waive same. Unless otherwise provided herein, when any matter is subject to the prior consent of the other Party, such consent shall not be unreasonably withheld, delayed or conditioned.

     Section 7.11. Indemnities. Seller hereby agrees to defend, indemnify, save and hold Buyer, its successors and assigns, harmless from and against any and all liabilities and claims regarding the Property, arising from facts or circumstances caused by Seller and existing before the Closing for the Property, unless same arise from any actions or activities of Buyer. Buyer hereby agrees to defend, indemnify, save and hold Seller, its successors and assigns, harmless from and against any and all liabilities and claims regarding the Property, arising from facts or circumstances caused by Buyer and existing after the Closing for the Property, unless same arise from any actions or activities of Seller.

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


     Section 7.12. Attorney's Fees. In the event that any Party is required to commence any action or proceeding against the other in order to enforce the provisions hereof or in order to obtain damages for the alleged breach of any of the provisions hereof, the prevailing Party therein shall be entitled to recover, in addition to any amounts or relief otherwise awarded, all reasonable costs incurred in connection therewith, including reasonable attorney's fees.

     Section 7.13. Recording. A memorandum of this Agreement may be recorded in the real property records of El Paso County, CO.

     Section 7.14. Invalidity of Any Provision. In the event any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     Section 7.15. Waiver of Rights. Notwithstanding anything set forth herein to the contrary, if no notice of default or waiver is required hereunder and none has been given, neither Party hereto shall be deemed to have waived any rights which it may have hereunder until 48 hours following receipt by it ("Waiving Party") of written notice from the other Party alerting the Waiving Party to the fact that the time for exercising any right or remedy hereunder has lapsed without exercise thereof and such time for exercise shall automatically be a period which ends 48 hours after such notice. If no action is taken by the Waiving Party within the 48-hour period following such notice, said right shall conclusively be deemed to have been waived. The intent of this section is to avoid unintentional waivers by either Party hereto of any of its rights hereunder.

     Section 7.16. Special Taxing District. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS. EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS. AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     Section 7.17. Property Condition. Except as set forth in this Agreement, Seller has not made and does not make any representation as to the physical condition. operation or any other matter or thing affecting or related to the Property which is the subject of this Agreement. Neither Party is relying upon any statement or representation made by the other not embodied herein. Buyer

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

hereby expressly acknowledges no such representations have been made other than as set forth in this Agreement. All matters concerning the Property shall be independently verified by Buyer, and Buyer acknowledges that it is purchasing the Property based on its own investigations, inspections and examinations, including but not limited to, investigation regarding soils conditions, radon gas concentrations and hazardous substances. Further, Buyer acknowledges the disclosure requirements pursuant to Colorado Revised Statutes Section 6-6.5-101, including disclosures regarding soil conditions and Buyer agrees to comply with such requirements.

     Section 7.18. Relationship of Parties. Nothing contained herein shall make Seller an agent or partner of Buyer, nor shall make Buyer an agent or partner of Seller.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

BUYER:
                                      Creekside Apartments, LLLP,
                                      a Colorado limited liability limited
                                      partnership

SELLER:
                                      By:  Wood Avenue Investment Co., LLC,
                                           a Colorado limited liability company,
                                           as General Partner

                                           By: /s/ Buck Blessing
                                              -------------------------------
                                              Buck Blessing, Manager

                                      Bishop Powers, Ltd.,
                                      a Colorado limited partnership

                                      By:  Bishop Capital Corporation,
                                           a Wyoming corporation
                                           as General Partner

                                           By: /s/ Robert E. Thrailkill
                                              ----------------------------------
                                              Robert E. Thrailkill, President

                                    EXHIBIT A


THE NORTHERLY MOST EIGHTEEN ACRES (THE SOUTHERN BOUNDARY OF WHICH IS A STRAIGHT LINE PERPENDICULAR TO THE CENTER LINE OF POWERS BOULEVARD) OF THE FOLLOWING DESCRIBED TRACT OF LAND:

     A PORTION OF THE E1/2 OF THE NE1/4 OF SECTION 12, TOWNSHIP 14 SOUTH, RANGE 66 WEST OF THE 6TH P.M., CITY OF COLORADO SPRINGS, COUNTY OF EL PASO, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: ASSUMING THE EASTERLY LINE OF THE NE1/4 OF SAID SECTION 12 BEARS N 00 DEGREES 00'23" E, WITH THE NORTHEAST CORNER AND THE SOUTHEAST CORNER OF SAID NE1/4 BEING 3/4 INCH ROD WITH NO CAPS (APPROXIMATELY ONE FOOT BELOW ASPHALT); COMMENCING AT THE NORTHEAST CORNER OF SAID NE1/4 OF SECTION 12; THENCE N 86 DEGREES 23'53" W ALONG THE NORTHERLY LINE OF SAID NE1/4, A DISTANCE OF 58.97 FEET TO THE WESTERLY RIGHT OF WAY LINE OF POWERS BOULEVARD AS DESCRIBED IN BOOK 5259 AT PAGE 1306 OF THE RECORDS OF EL PASO COUNTY, COLORADO, POINT ALSO BEING THE TRUE POINT OF BEGINNING; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE, THE FOLLOWING EIGHT (8) COURSES: (1) S 00 DEGREES 02'25" E, A DISTANCE OF 622.45 FEET; (2) ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 10 DEGREES 36'16", A RADIUS OF 2425.00 FEET, A DISTANCE OF 448.83 FEET (CHORD BEARS S 05 DEGREES 15'43" W); (3) S 10 DEGREES 33'51" W, A DISTANCE OF 257.69 FEET; (4) S 12 DEGREES 58'22" W, A DISTANCE OF
     272.06 FEET; (5) ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 09 DEGREES 21'58", A RADIUS OF 2587.00 FEET, A DISTANCE OF 422.90 FEET (CHORD BEARS S 04 DEGREES 40'52" W); (6) S 00 DEGREES 00'07" E, A DISTANCE OF 404.17 FEET; (7) ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 93 DEGREES 36'49", A RADIUS OF 100.00 FEET, A DISTANCE OF 163.39 FEET (CHORD BEARS S 46 DEGREES 48'15" W); (8) S 04 DEGREES 43'39" E, A DISTANCE OF 70.78 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF GALLEY ROAD AS PLATTED IN RUSTIC HILLS SUBDIVISION NO.3, ACCORDING TO THE RECORDED PLAT THEREOF AS FILED FOR RECORD APRIL 15, 1964, IN PLAT BOOK F-2 AT PAGE 57 OF SAID RECORDS; THENCE N 86 DEGREES 23'45" W, ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF GALLEY ROAD, A DISTANCE OF 762.23 FEET TO THE EASTERLY LINE OF A GREEN BELT AS PLATTED IN SAID RUSTIC HILLS SUBDIVISION NO.3; THENCE ALONG SAID EASTERLY LINE THE FOLLOWING FIVE (5) COURSES: (1) N 55 DEGREES 35'21" E, A DISTANCE OF 450.01 FEET; (2) ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 50 DEGREES 31'27", A RADIUS OF
     229.29 FEET, A DISTANCE OF 202.19 FEET (CHORD BEARS N 30 DEGREES 19'02" E);
     (3) N 05 DEGREES 04' 11" E, A DISTANCE OF 1063.19 FEET; (4) ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 31 DEGREES 30'11", A RADIUS OF 264.15 FEET, A DISTANCE OF 145.24 FEET (CHORD BEARS N 10 DEGREES 40'01" W); (5) N 26 DEGREES 26'32" W, A DISTANCE OF 1087.81 FEET TO THE NORTHERLY LINE OF SAID NE1/4 OF SECTION 12; THENCE S 86 DEGREES 23'53" E, ALONG SAID NORTHERLY LINE, A DISTANCE OF 993.54 FEET TO THE POINT OF BEGINNING, EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF COLORADO SPRINGS IN DEED RECORDED IN BOOK 5545 AT PAGE 89 AND EXCEPT THAT PORTION THEREOF CONVEYED TO EL PASO COUNTY IN DEED RECORDED IN BOOK 2097 AT PAGE 324.